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                                                               Exhibit 99.16(14)



                                 EXHIBIT 16(14)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 14, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report of the IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights for Acquiring Fund" and "Representations and Warranties" in such Registration Statement.

PricewaterhouseCoopers LLP
Tampa, Florida

November 25, 2002